Exhibit 99.1

A-Mark Precious Metals Reports Fiscal Fourth Quarter and Full Year 2023 Results

FY 2023 Diluted Earnings Per Share of $6.34 up from $5.45 in FY 2022

$9.3 Billion of Revenues for Full Year 2023

Record FY 2023 Non-GAAP EBITDA of $225 Million

46% Year-over-Year Increase in Direct-to-Consumer New Customers

Company Declares Non-recurring Special Dividend of $1.00 per share

El Segundo, CA – August 31, 2023 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal fourth quarter and full year ended June 30, 2023.

Management Commentary

“Fiscal year 2023 marked another year of strong financial and operational performance, underscoring the strength of our industry-leading fully integrated precious metals platform,” said A-Mark CEO Greg Roberts. “Our full year gross profit and net income before taxes grew 13% and 22% year-over-year, respectively, and we also generated a 29% return on equity for the year. Diluted earnings per share increased 16% compared with last fiscal year, and we also delivered record levels of EBITDA of $225 million. New customers in our Direct-to-Consumer segment increased 46%, highlighting the success of our strategic acquisitions.

“Our fourth quarter results contributed to a strong finish to the fiscal year with net income of $41.8 million and diluted earnings per share of $1.71. Our integrated capabilities and access to inventory provided us with a consistent source of supply to meet the elevated demand from the heightened market volatility experienced during the quarter.

“Reflecting on the full year, I am very proud of our many accomplishments and the execution of our growth strategy. During the year we added minority interests in UK-based Atkinsons Bullion & Coins and Texas Precious Metals to our investments portfolio and also closed the BGASC and BullionMax asset acquisitions, further expanding our Direct-to-Consumer customer base. We also bolstered our minting operations by investing in the expansion of our Silver Towne Mint facility, which now consistently produces over one million ounces of silver per week and achieved ISO 9000:2015 Certification during the year, reaffirming the company’s reputation as a leading manufacturer of quality bullion products. Additionally, we repurchased $9.8 million of our common stock creating additional value for our stockholders.

“Looking ahead to fiscal 2024, we continue to evaluate opportunities to further expand our geographic presence and market reach to create stockholder value. We also continue to invest in our minting and logistics operations to further increase capacity and enhance our fully integrated platform. We remain optimistic that our diversified and proven business model will allow us to sustain profitability and realize growth over the long term.”

Fiscal Fourth Quarter 2023 Operational Highlights

•
Gold ounces sold in the three months ended June 30, 2023 increased 27% to 814,000 ounces from 641,000 ounces for the three months ended June 30, 2022, and increased 24% from 659,000 ounces for the three months ended March 31, 2023
•
Silver ounces sold in the three months ended June 30, 2023 increased 20% to 45.3 million ounces from 37.6 million ounces for the three months ended June 30, 2022, and increased 23% from 36.9 million ounces for the three months ended March 31, 2023
•
As of June 30, 2023, the number of secured loans decreased 61% to 882 from 2,271 as of June 30, 2022, and decreased 8% from 963 as of March 31, 2023
•
Direct-to-Consumer new customers for the three months ended June 30, 2023 increased 85% to 90,400 from 48,800 for the three months ended June 30, 2022, and increased 40% from 64,700 for the three months ended March 31, 2023. For the three-month period ended June 30, 2023, approximately 32% of the new customers were attributable to the acquired customer list of BullionMax in June 2023
•
Direct-to-Consumer active customers for the three months ended June 30, 2023 increased 1% to 133,800 from 133,100 for the three months ended June 30, 2022, and decreased 9% from 147,400 for the three months ended March 31, 2023
•
Direct-to-Consumer average order value for the three months ended June 30, 2023 increased $546, or 20% to $3,288 from $2,742 for the three months ended June 30, 2022, and increased $836, or 34% from $2,452 for the three months ended March 31, 2023
•
JM Bullion’s average order value for the three months ended June 30, 2023 increased $458, or 18% to $2,955 from $2,497 for the three months ended June 30, 2022, and increased $703, or 31% from $2,252 for the three months ended March 31, 2023

	Three Months Ended June 30,
	2023	2022
Selected Operating Metrics:
Gold ounces sold (1)	814,000	641,000
Silver ounces sold (2)	45,273,000	37,597,000
Number of secured loans at period end (3)	882	2,271
Direct-to-Consumer ("DTC") number of new customers (4)	90,400	48,800
Direct-to-Consumer number of active customers (5)	133,800	133,100
Direct-to-Consumer number of total customers (6)	2,348,300	2,013,000
Direct-to-Consumer average order value ("AOV") (7)	$3,288	$2,742
JM Bullion ("JMB") average order value (8)	$2,955	$2,497
CyberMetals number of new customers (9)	5,200	5,200
CyberMetals number of active customers (10)	1,700	2,800
CyberMetals number of total customers (11)	22,400	5,900
CyberMetals customer assets under management (12)	$6,500,000	$3,700,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	June 30, 2023	March 31, 2023
Selected Operating Metrics:
Gold ounces sold (1)	814,000	659,000
Silver ounces sold (2)	45,273,000	36,906,000
Number of secured loans at period end (3)	882	963
Direct-to-Consumer ("DTC") number of new customers (4)	90,400	64,700
Direct-to-Consumer number of active customers (5)	133,800	147,400
Direct-to-Consumer number of total customers (6)	2,348,300	2,257,900
Direct-to-Consumer average order value ("AOV") (7)	$3,288	$2,452
JM Bullion ("JMB") average order value (8)	$2,955	$2,252
CyberMetals number of new customers (9)	5,200	4,800
CyberMetals number of active customers (10)	1,700	1,500
CyberMetals number of total customers (11)	22,400	17,200
CyberMetals customer assets under management (12)	$6,500,000	$6,500,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Full Year 2023 Operational Highlights

•
Gold ounces sold in the fiscal year ended June 30, 2023 remained relatively unchanged at 2,667,000 ounces compared to 2,668,000 in the fiscal year ended June 30, 2022
•
Silver ounces sold in the fiscal year ended June 30, 2023 increased 18% to 156.2 million ounces from 132.2 million ounces in the fiscal year ended June 30, 2022
•
Direct-to-Consumer new customers for the fiscal year ended June 30, 2023 increased 46% to 335,300 from 230,400 for the fiscal year ended June 30, 2022. Approximately 31% of the new customers in fiscal year 2023 were attributable to the acquired customer lists of BGASC and BullionMax in October 2022 and June 2023, respectively
•
Direct-to-Consumer active customers for the fiscal year ended June 30, 2023 decreased 24% to 476,300 from 623,700 for the fiscal year ended June 30, 2022
•
Direct-to-Consumer average order value for the fiscal year ended June 30, 2023 increased $86, or 3% to $2,606 from $2,520 for the fiscal year ended June 30, 2022
•
JM Bullion’s average order value for the fiscal year ended June 30, 2023 increased $62, or 3% to $2,390 from $2,328 for the fiscal year ended June 30, 2022

	Year Ended June 30,
	2023	2022
Selected Operating Metrics:
Gold ounces sold (1)	2,667,000	2,668,000
Silver ounces sold (2)	156,233,000	132,209,000
Number of secured loans at period end (3)	882	2,271
Direct-to-Consumer ("DTC") number of new customers (4)	335,300	230,400
Direct-to-Consumer number of active customers (5)	476,300	623,700
Direct-to-Consumer number of total customers (6)	2,348,300	2,013,000
Direct-to-Consumer average order value ("AOV") (7)	$2,606	$2,520
JM Bullion ("JMB") average order value (8)	$2,390	$2,328
CyberMetals number of new customers (9)	16,500	5,900
CyberMetals number of active customers (10)	4,800	3,000
CyberMetals number of total customers (11)	22,400	5,900
CyberMetals customer assets under management (12)	$6,500,000	$3,700,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Fourth Quarter 2023 Financial Highlights

•
Revenues for the three months ended June 30, 2023 increased 51% to $3.16 billion from $2.09 billion for the three months ended June 30, 2022 and increased 36% from $2.32 billion for the three months ended March 31, 2023
•
Gross profit for the three months ended June 30, 2023 increased 16% to $78.6 million from $67.8 million for the three months ended June 30, 2022 and increased 4% from $75.5 million for the three months ended March 31, 2023
•
Gross profit margin for the three months ended June 30, 2023 decreased to 2.49% of revenue from 3.24% of revenue for the three months ended June 30, 2022, and decreased from 3.26% of revenue in the three months ended March 31, 2023
•
Net income attributable to the Company for the three months ended June 30, 2023 increased 12% to $41.8 million from $37.3 million for the three months ended June 30, 2022, and increased 16% from $35.9 million for the three months ended March 31, 2023
•
Diluted earnings per share totaled $1.71 for the three months ended June 30, 2023, a 12% increase compared to $1.52 for the three months ended June 30, 2022, and increased 17% from $1.46 for the three months ended March 31, 2023
•
Adjusted net income before provision for income taxes, depreciation, amortization, and acquisition costs (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended June 30, 2023 increased 17% to $59.1 million from $50.6 million for the three months ended June 30, 2022, and increased 20% from $49.2 million for the three months ended March 31, 2023
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended June 30, 2023 increased 23% to $61.8 million from $50.3 million for the three months ended June 30, 2022, and increased 18% from $52.3 million for the three months ended March 31, 2023

	Three Months Ended June 30,
	2023	2022
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$3,155,201	$2,089,804
Gross profit	$78,610	$67,750
Depreciation and amortization expense	$(2,741)	$(3,223)
Net income attributable to the Company	$41,834	$37,336

Earnings per Share:
Basic	$1.80	$1.62
Diluted	$1.71	$1.52

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$59,084	$50,628
EBITDA	$61,844	$50,254

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

	Three Months Ended
	June 30, 2023	March 31, 2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$3,155,201	$2,317,150
Gross profit	$78,610	$75,498
Depreciation and amortization expense	$(2,741)	$(3,340)
Net income attributable to the Company	$41,834	$35,920

Earnings per Share:
Basic	$1.80	$1.53
Diluted	$1.71	$1.46

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$59,084	$49,151
EBITDA	$61,844	$52,263

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

Full Year 2023 Financial Highlights

•
Revenues for the fiscal year ended June 30, 2023 increased 14% to $9.32 billion from $8.16 billion for the fiscal year ended June 30, 2022
•
Gross profit for the fiscal year ended June 30, 2023 increased 13% to $294.7 million from $261.8 million for the fiscal year ended June 30, 2022
•
Gross profit margin for the fiscal year ended June 30, 2023 decreased to 3.16% of revenue from 3.21% of revenue for the fiscal year ended June 30, 2022
•
Net income attributable to the Company for the fiscal year ended June 30, 2023 increased 18% to $156.4 million from $132.5 million for the fiscal year ended June 30, 2022
•
Diluted earnings per share totaled $6.34 for the fiscal year ended June 30, 2023, a 16% increase compared to $5.45 for the fiscal year ended June 30, 2022
•
Adjusted net income for the fiscal year ended June 30, 2023 increased 11% to $216.0 million from $195.0 million for the fiscal year ended June 30, 2022
•
EBITDA for the fiscal year ended June 30, 2023 increased 16% to $225.0 million from $193.9 million for the fiscal year ended June 30, 2022

	Year Ended June 30,
	2023	2022
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$9,322,407	$8,159,254
Gross profit	$294,669	$261,765
Depreciation and amortization expense	$(12,525)	$(27,300)
Net income attributable to the Company	$156,360	$132,536

Earnings per Share:
Basic	$6.68	$5.81
Diluted	$6.34	$5.45

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$215,980	$195,000
EBITDA	$224,992	$193,909

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

Fiscal Fourth Quarter 2023 Financial Summary

Revenues increased 51% to $3.16 billion from $2.09 billion in the same year-ago quarter due to increases in gold and silver ounces sold and higher average selling prices of gold and silver.

The Direct-to-Consumer segment contributed 19% and 23% of the consolidated revenue in the fiscal fourth quarters of 2023 and 2022, respectively. JMB’s revenue represented 17% of the consolidated revenues for the fiscal fourth quarter of 2023 compared with 21% for the prior year fiscal fourth quarter.

Gross profit increased 16% to $78.6 million (2.49% of revenue) from $67.8 million (3.24% of revenue) in the same year-ago quarter. The increase in gross profit was due to higher gross profits earned from the Wholesale Sales & Ancillary Services Segment and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 60% and 57% of the consolidated gross profit in the fiscal fourth quarters of 2023 and 2022, respectively. Gross profit contributed by JMB represented 49% of the consolidated gross profit in the fiscal fourth quarter of 2023 and 46% of the consolidated gross profit for the prior year fiscal fourth quarter.

Selling, general, and administrative expenses increased 10% to $22.8 million from $20.7 million in the same year-ago quarter. The increase was primarily due to an increase in compensation expense (including performance-based accruals) of $1.3 million, higher advertising costs of $1.1 million, higher information technology costs of $0.9 million, and higher consulting and professional fees of $0.4 million, partially offset by lower insurance costs of $2.1 million.

Depreciation and amortization expense decreased 15% to $2.7 million from $3.2 million in the same year-ago quarter. The decrease in depreciation and amortization expense was primarily due to a decrease in amortization of acquired intangibles related to JMB.

Interest income increased 7% to $6.1 million from $5.7 million in the same year-ago quarter. The increase in interest income was primarily due to higher finance product income from our Wholesale Sales & Ancillary Services segment partially offset by a decrease in interest income earned by our Secured Lending segment.

Interest expense increased 57% to $8.9 million from $5.7 million in the same year-ago quarter. The increase in interest expense was primarily driven by a $2.4 million increase associated with our Trading Credit Facility (primarily due to an increase in interest rates) and Notes Payable (including amortization of debt issuance costs), and a $0.8 million increase related to product financing arrangements.

Earnings from equity method investments increased 105% to $5.3 million from $2.6 million in the same year-ago quarter. The increase reflects our new investments made during the year as well as the higher percentage ownership in our existing equity method investments in comparison to the prior year.

Net income attributable to the Company totaled $41.8 million or $1.71 per diluted share, compared to net income of $37.3 million or $1.52 per diluted share in the same year-ago quarter.

Adjusted net income for the three months ended June 30, 2023 totaled $59.1 million, compared to $50.6 million in the same year-ago quarter. The increase was principally due to higher net income before provision for income taxes of $9.2 million, partially offset by $0.6 million of lower amortization of acquired intangibles and $0.3 million of lower acquisition costs.

EBITDA for the three months ended June 30, 2023 totaled $61.8 million, compared to $50.3 million in the same year-ago quarter. The increase was principally due to an increase in income tax expense of $4.8 million, an increase in net income of $4.5 million, an increase in interest expense of $3.2 million, partially offset by a decrease in amortization of acquired intangibles of $0.6 million, and an increase in interest income of $0.4 million.

Full Year 2023 Financial Summary

Revenues increased 14% to $9.32 billion from $8.16 billion in the prior fiscal year. Excluding a $1.2 billion increase in forward sales, revenues increased by $2.6 million, driven primarily by an increase in silver ounces sold and higher average selling prices of gold, partially offset by a decrease in gold ounces sold and lower average selling prices of silver.

The Direct-to-Consumer segment contributed 21% and 26% of the consolidated revenue in the fiscal year ended June 30, 2023 and 2022, respectively. JMB's revenue represented 19% and 24% of the Company's consolidated revenue for the fiscal years ended June 30, 2023 and 2022, respectively.

Gross profit increased 13% to $294.7 million (3.16% of revenue) in fiscal year 2023 from $261.8 million (3.21% of revenue) in the prior year. Excluding a $1.2 billion increase in forward sales which have a negligible impact to gross profit, the gross profit percentage increased to 4.27% from 3.79% in the prior fiscal year. The increase in gross profit was due to higher gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 57% and 56% of the consolidated gross profit in fiscal year 2023 and 2022, respectively. Gross profit contributed by JMB represented 49% and 46% of the consolidated gross profit during the fiscal year ended June 30, 2023 and 2022, respectively.

Selling, general and administrative expenses increased 11% to $85.3 million from $76.6 million in the prior fiscal year. The increase was primarily due to an increase in compensation expense (including performance-based accruals) of $6.4 million, higher advertising costs of $3.5 million, an increase in information technology costs of $1.7 million, partially offset by a decrease in insurance costs of $1.7 million and lower consulting and professional fees of $2.0 million.

Depreciation and amortization expense decreased 54% to $12.5 million from $27.3 million in fiscal 2022. The decrease was primarily due to $14.9 million of lower amortization of acquired intangibles related to JMB.

Interest income increased 2% to $22.2 million from $21.8 million in the prior fiscal year. The increase was primarily due to $1.8 million of higher other finance product income, partially offset by $1.4 million of lower interest income earned by our Secured Lending segment.

Interest expense increased 43% to $31.5 million from $22.0 million in fiscal year 2022. The increase in interest expense was primarily driven by $7.2 million associated with the Company’s Trading Credit Facility (primarily due to an increase in interest rates) and Notes Payable (including amortization of debt issuance costs), $2.6 million related to product financing arrangements, and $0.6 million in interest associated with liabilities on borrowed metals, partially offset by a decrease of $0.9 million of loan servicing fees.

Earnings from equity method investments increased 82% to $12.6 million from $6.9 million in the prior fiscal year. The increase of $5.7 million was primarily due to the additional 40% ownership interest in Silver Gold Bull, Inc., which was acquired in June 2022, as well as earnings from other equity method investments.

Net income attributable to the Company totaled $156.4 million or $6.34 per diluted share, compared to net income attributable to the Company of $132.5 million or $5.45 per diluted share in the prior fiscal year.

Adjusted net income for the fiscal year ended June 30, 2023 totaled $216.0 million, an increase of approximately $21.0 million or 11% compared to $195.0 million in the prior fiscal year. The increase was principally due to higher net income before provision for income taxes of $36.8 million, partially offset by a decrease in amortization of acquired intangibles of $15.3 million.

EBITDA for fiscal year 2023 totaled $225.0 million, an increase of $31.1 million or 16% compared to $193.9 million in the prior fiscal year. The increase was principally due to higher net income of $23.7 million, higher income tax expense of $13.1 million, and higher interest expense of $9.5 million, partially offset by lower amortization of acquired intangibles of $15.3 million.

Dividends

Special Dividend

A-Mark’s Board of Directors has declared a non-recurring special cash dividend of $1.00 per common share. The special dividend will be paid on September 26, 2023 to stockholders of record as of September 12, 2023.

Regular Quarterly Cash Dividend

A-Mark’s Board of Directors has declared a quarterly cash dividend of $0.20 per common share, maintaining the Company's current dividend program. The dividend is payable on October 24, 2023 to stockholders of record as of October 10, 2023.

Conference Call

A-Mark will hold a conference call today (August 31, 2023) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/48656

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Access Code: 250722

The conference call will be webcast simultaneously and available for replay via the Investor Relations section of A-Mark’s website at www.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through September 14, 2023.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Replay Passcode: 48656

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JM Bullion is a leading e-commerce retailer of precious metals and operates seven separately branded, company-owned websites targeting specific niches within the precious metals market: JMBullion.com, ProvidentMetals.com, Silver.com, GoldPrice.org, SilverPrice.org, BGASC.com and BullionMax.com. JMB also owns CyberMetals.com, an online platform where customers can purchase and sell fractional shares of digital gold, silver, platinum, and palladium bars in a range of denominations. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark also holds minority ownership interests in four additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiaries, Collateral Finance Corporation (CFC) and AM Capital Funding. Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, and Vienna, Austria. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com,and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to the dividend declarations, the amount or timing of any future dividends, future macroeconomic conditions and demand for precious metal products, and the Company’s ability to effectively respond to changing economic conditions. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; changes in the current international political climate, which has favorably contributed to demand and volatility in the precious metals markets; potential adverse effects of the current problems in the national and global supply chains; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the inability of the Company to expand capacity at Silver Towne Mint, the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Annual Report on Form 10-K to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following three amounts: (i) acquisition expenses; (ii) amortization expenses related to intangible assets acquired; and (iii) depreciation expense. The Company’s reconciliations from its reported U.S. GAAP "net income before provision for income taxes" to its non-GAAP "adjusted net income before provision for income taxes", and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Annual Report on Form 10-K to be filed with the SEC for the fiscal year ended June 30, 2023.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover and Matthew Hausch

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except for share data)

	June 30, 2023	June 30, 2022
ASSETS
Current assets
Cash	$39,318	$37,783
Receivables, net	35,243	97,040
Derivative assets	77,881	91,743
Secured loans receivable	100,620	126,217
Precious metals held under financing arrangements	25,530	79,766
Inventories:
Inventories	645,812	458,347
Restricted inventories	335,831	282,671
	981,643	741,018
Prepaid expenses and other assets	6,956	7,558
Total current assets	1,267,191	1,181,125
Operating lease right of use assets	5,119	6,482
Property, plant, and equipment, net	12,513	9,845
Goodwill	100,943	100,943
Intangibles, net	62,630	67,965
Long-term investments	88,535	70,828
Other long-term assets	8,640	5,471
Total assets	$1,545,571	$1,442,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Lines of credit	$235,000	$215,000
Liabilities on borrowed metals	21,642	59,417
Product financing arrangements	335,831	282,671
Accounts payable and other payables	25,465	6,127
Deferred revenue and other advances	181,363	175,545
Derivative liabilities	8,076	75,780
Accrued liabilities	20,418	21,813
Income tax payable	958	382
Notes payable	95,308	—
Total current liabilities	924,061	836,735
Notes payable	—	94,073
Deferred tax liabilities	16,677	15,408
Other liabilities	4,440	5,972
Total liabilities	945,178	952,188
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of June 30, 2023 or June 30, 2022	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 23,672,122 and 23,379,888 shares issued and 23,336,387 and 23,379,888 shares outstanding as of June 30, 2023 and June 30, 2022, respectively	237	234
Treasury stock, 335,735 and 0 shares at cost as of June 30, 2023 and June 30, 2022, respectively	(9,762)	—
Additional paid-in capital	169,034	166,526
Accumulated other comprehensive loss	(1,025)	—
Retained earnings	440,639	321,849
Total A-Mark Precious Metals, Inc. stockholders’ equity	599,123	488,609
Noncontrolling interest	1,270	1,862
Total stockholders’ equity	600,393	490,471
Total liabilities, noncontrolling interest and stockholders’ equity	$1,545,571	$1,442,659

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data)

	Year Ended June 30,
	2023	2022	2021
Revenues	$9,322,407	$8,159,254	$7,613,015
Cost of sales	9,027,738	7,897,489	7,402,817
Gross profit	294,669	261,765	210,198
Selling, general, and administrative expenses	(85,282)	(76,618)	(48,020)
Depreciation and amortization expense	(12,525)	(27,300)	(10,789)
Interest income	22,231	21,800	18,474
Interest expense	(31,528)	(21,992)	(19,865)
Earnings from equity method investments	12,576	6,907	15,547
Other income, net	2,663	1,953	1,079
Remeasurement gain on pre-existing equity interest	—	—	26,306
Unrealized gains (losses) on foreign exchange	366	(98)	(129)
Net income before provision for income taxes	203,170	166,417	192,801
Income tax expense	(46,401)	(33,338)	(31,877)
Net income	156,769	133,079	160,924
Net income attributable to noncontrolling interest	409	543	1,287
Net income attributable to the Company	$156,360	$132,536	$159,637
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$6.68	$5.81	$9.57
Diluted	$6.34	$5.45	$8.90

Weighted average shares outstanding:
Basic	23,400,300	22,805,600	16,686,600
Diluted	24,648,600	24,329,500	17,944,600

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Year Ended June 30,
	2023	2022	2021
Cash flows from operating activities:
Net income	$156,769	$133,079	$160,924
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12,525	27,300	10,789
Amortization of loan cost	2,113	2,651	2,162
Deferred income taxes	1,585	(4,106)	(2,034)
Share-based compensation	2,176	2,140	1,173
Remeasurement gain on pre-existing equity method investment	—	—	(26,306)
Earnings from equity method investments	(12,576)	(6,907)	(15,547)
Dividends and distributions received from equity method investees	978	1,678	343
Other	(155)	215	(13)
Changes in assets and liabilities:
Receivables, net	61,797	(8,040)	(20,880)
Secured loans receivable	1,012	757	1,932
Secured loans made to affiliates	—	3,042	5,755
Derivative assets	13,862	(47,207)	7,447
Precious metals held under financing arrangements	54,236	74,976	23,835
Inventories	(240,625)	(282,999)	(79,031)
Prepaid expenses and other assets	(3,336)	(649)	(7)
Accounts payable and other payables	19,338	192	(86,097)
Deferred revenue and other advances	5,818	(18,871)	58,651
Derivative liabilities	(67,704)	68,241	(20,194)
Liabilities on borrowed metals	(37,775)	(32,449)	(76,340)
Accrued liabilities	(937)	2,425	5,686
Income tax payable	576	(4,634)	(4,902)
Net cash used in operating activities	(30,323)	(89,166)	(52,654)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(4,783)	(2,879)	(2,113)
Purchase of long-term investments	(7,950)	(34,950)	(7,996)
Purchase of an option to acquire long-term investments	(340)	(5,300)	—
Purchase of intangible assets	(5,000)	—	—
Secured loans receivable, net	24,599	(17,034)	(56,932)
Acquisition of remaining noncontrolling equity interest in joint venture	—	—	(1,950)
Purchase of digital assets	—	(400)	—
Proceeds from the sale of digital assets	313	—	—
Redemption associated with acquisition of pre-existing equity method investment	—	—	17,457
Incremental acquisition of pre-existing equity method investment, net of cash	—	—	(78,859)
Net cash provided by (used in) investing activities	6,839	(60,563)	(130,393)
Cash flows from financing activities:
Product financing arrangements, net	53,160	81,643	126,350
Dividends paid	(37,468)	(22,645)	(21,191)
Distributions paid to noncontrolling interest	(1,001)	—	—
Net borrowings and repayments under lines of credit	20,000	30,000	50,000
Repayments on notes payable to related party	(2,955)	—	—
Repurchases of common stock	(9,762)	—	—
Proceeds from issuance of related party note	3,500	—	—
Debt funding issuance costs	(485)	(5,179)	(1,861)
Net proceeds from the issuance of common stock	—	—	75,344
Proceeds from the exercise of share-based awards	1,884	2,323	3,523
Payments for tax withholding related to net settlement of share-based awards	(1,854)	(35)	(38)
Net cash provided by financing activities	25,019	86,107	232,127
Net increase (decrease) in cash	1,535	(63,622)	49,080
Cash, beginning of period	37,783	101,405	52,325
Cash, end of period	$39,318	$37,783	$101,405

Overview of Results of Operations for the Three Months Ended June 30, 2023 and 2022

Consolidated Results of Operations

The operating results for the three months ended June 30, 2023 and 2022 were as follows (in thousands, except per share data):

Three Months Ended June 30,	2023		2022		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$3,155,201	100.000%	$2,089,804	100.000%	$1,065,397	51.0%
Gross profit	78,610	2.491%	67,750	3.242%	$10,860	16.0%
Selling, general, and administrative expenses	(22,844)	(0.724%)	(20,734)	(0.992%)	$2,110	10.2%
Depreciation and amortization expense	(2,741)	(0.087%)	(3,223)	(0.154%)	$(482)	(15.0%)
Interest income	6,064	0.192%	5,675	0.272%	$389	6.9%
Interest expense	(8,925)	(0.283%)	(5,695)	(0.273%)	$3,230	56.7%
Earnings from equity method investments	5,300	0.168%	2,590	0.124%	$2,710	104.6%
Other income, net	662	0.021%	618	0.030%	$44	7.1%
Unrealized gains on foreign exchange	116	0.004%	30	0.001%	$86	286.7%
Net income before provision for income taxes	56,242	1.783%	47,011	2.250%	$9,231	19.6%
Income tax expense	(14,305)	(0.453%)	(9,541)	(0.457%)	$4,764	49.9%
Net income	41,937	1.329%	37,470	1.793%	$4,467	11.9%
Net income attributable to noncontrolling interest	103	0.003%	134	0.006%	$(31)	(23.1%)
Net income attributable to the Company	$41,834	1.326%	$37,336	1.787%	$4,498	12.0%

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$1.80		$1.62		$0.18	11.1%
Diluted	$1.71		$1.52		$0.19	12.5%

Overview of Results of Operations for the Three Months Ended June 30, 2023 and March 31, 2023

Consolidated Results of Operations

The operating results for the three months ended June 30, 2023 and March 31, 2023 were as follows (in thousands, except per share data):

	Three Months Ended

	June 30, 2023		March 31, 2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$3,155,201	100.000%	$2,317,150	100.000%	$838,051	36.2%
Gross profit	78,610	2.491%	75,498	3.258%	$3,112	4.1%
Selling, general, and administrative expenses	(22,844)	(0.724%)	(23,841)	(1.029%)	$(997)	(4.2%)
Depreciation and amortization expense	(2,741)	(0.087%)	(3,340)	(0.144%)	$(599)	(17.9%)
Interest income	6,064	0.192%	6,087	0.263%	$(23)	(0.4%)
Interest expense	(8,925)	(0.283%)	(9,237)	(0.399%)	$(312)	(3.4%)
Earnings (losses) from equity method investments	5,300	0.168%	(70)	(0.003%)	$5,370	7,671.4%
Other income, net	662	0.021%	641	0.028%	$21	3.3%
Unrealized gains on foreign exchange	116	0.004%	35	0.002%	$81	231.4%
Net income before provision for income taxes	56,242	1.783%	45,773	1.975%	$10,469	22.9%
Income tax expense	(14,305)	(0.453%)	(9,775)	(0.422%)	$4,530	46.3%
Net income	41,937	1.329%	35,998	1.554%	$5,939	16.5%
Net income attributable to noncontrolling interest	103	0.003%	78	0.003%	$25	32.1%
Net income attributable to the Company	$41,834	1.326%	$35,920	1.550%	$5,914	16.5%
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Per Share Data:
Basic	$1.80		$1.53		$0.27	17.6%
Diluted	$1.71		$1.46		$0.25	17.1%

Overview of Results of Operations for the Fiscal Years Ended June 30, 2023 and 2022

Consolidated Results of Operations

The operating results for the fiscal years ended June 30, 2023 and 2022 were as follows (in thousands, except per share data):

Year Ended June 30,	2023		2022		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$9,322,407	100.000%	$8,159,254	100.000%	$1,163,153	14.3%
Gross profit	294,669	3.161%	261,765	3.208%	$32,904	12.6%
Selling, general, and administrative expenses	(85,282)	(0.915%)	(76,618)	(0.939%)	$8,664	11.3%
Depreciation and amortization expense	(12,525)	(0.134%)	(27,300)	(0.335%)	$(14,775)	(54.1%)
Interest income	22,231	0.238%	21,800	0.267%	$431	2.0%
Interest expense	(31,528)	(0.338%)	(21,992)	(0.270%)	$9,536	43.4%
Earnings from equity method investments	12,576	0.135%	6,907	0.085%	$5,669	82.1%
Other income, net	2,663	0.029%	1,953	0.024%	$710	36.4%
Unrealized gains (losses) on foreign exchange	366	0.004%	(98)	(0.001%)	$464	473.5%
Net income before provision for income taxes	203,170	2.179%	166,417	2.040%	$36,753	22.1%
Income tax expense	(46,401)	(0.498%)	(33,338)	(0.409%)	$13,063	39.2%
Net income	156,769	1.682%	133,079	1.631%	$23,690	17.8%
Net income attributable to noncontrolling interest	409	0.004%	543	0.007%	$(134)	(24.7%)
Net income attributable to the Company	$156,360	1.677%	$132,536	1.624%	$23,824	18.0%

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$6.68		$5.81		$0.87	15.0%
Diluted	$6.34		$5.45		$0.89	16.3%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended June 30, 2023 and 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2023 and 2022 follows (in thousands):

Three Months Ended June 30,	2023	2022	Change
	$	$	$	%
Net income before provision for income taxes	$56,242	$47,011	$9,231	19.6%
Adjustments:
Acquisition costs	101	394	$(293)	(74.4%)
Amortization of acquired intangibles	2,150	2,736	$(586)	(21.4%)
Depreciation expense	591	487	$104	21.4%
Adjusted net income before provision for income taxes (non-GAAP)	$59,084	$50,628	$8,456	16.7%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended June 30, 2023 and 2022 follows (in thousands):

Three Months Ended June 30,	2023	2022	Change
	$	$	$	%
Net income	$41,937	$37,470	$4,467	11.9%
Adjustments:
Interest income	(6,064)	(5,675)	$389	6.9%
Interest expense	8,925	5,695	$3,230	56.7%
Amortization of acquired intangibles	2,150	2,736	$(586)	(21.4%)
Depreciation expense	591	487	$104	21.4%
Income tax expense	14,305	9,541	$4,764	49.9%
	19,907	12,784	$7,123	55.7%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$61,844	$50,254	$11,590	23.1%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash used in operating activities	$(73,572)	$(13,464)	$60,108	446.4%
Changes in operating working capital	116,110	54,954	$61,156	111.3%
Interest expense	8,925	5,695	$3,230	56.7%
Interest income	(6,064)	(5,675)	$389	6.9%
Income tax expense	14,305	9,541	$4,764	49.9%
Dividends and distributions received from equity method investees	(427)	(1,678)	$(1,251)	(74.6%)
Earnings from equity method investments	5,300	2,590	$2,710	104.6%
Share-based compensation	(569)	(512)	$57	11.1%
Deferred income taxes	(1,836)	(457)	$1,379	301.8%
Amortization of loan cost	(485)	(562)	$(77)	(13.7%)
Other	157	(178)	$335	188.2%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$61,844	$50,254	$11,590	23.1%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended June 30, 2023 and March 31, 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2023 and March 31, 2023 follows (in thousands):

	Three Months Ended
	June 30, 2023	March 31, 2023	Change
	$	$	$	%
Net income before provision for income taxes	$56,242	45,773	$10,469	22.9%
Adjustments:
Acquisition costs	101	38	$63	165.8%
Amortization of acquired intangibles	2,150	2,719	$(569)	(20.9%)
Depreciation expense	591	621	$(30)	(4.8%)
Adjusted net income before provision for income taxes (non-GAAP)	$59,084	$49,151	$9,933	20.2%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended June 30, 2023 and March 31, 2023 follows (in thousands):

	June 30, 2023	March 31, 2023	Change
	$	$	$	%
Net income	$41,937	$35,998	$5,939	16.5%
Adjustments:
Interest income	(6,064)	(6,087)	$(23)	(0.4%)
Interest expense	8,925	9,237	$(312)	(3.4%)
Amortization of acquired intangibles	2,150	2,719	$(569)	(20.9%)
Depreciation expense	591	621	$(30)	(4.8%)
Income tax expense	14,305	9,775	$4,530	46.3%
	19,907	16,265	$3,642	22.4%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$61,844	$52,263	$9,581	18.3%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash (used in) provided by operating activities	$(73,572)	$91,767	$(165,339)	(180.2%)
Changes in operating working capital	116,110	(52,003)	$168,113	323.3%
Interest expense	8,925	9,237	$(312)	(3.4%)
Interest income	(6,064)	(6,087)	$(23)	(0.4%)
Income tax expense	14,305	9,775	$4,530	46.3%
Dividends received from equity method investees	(427)	—	$(427)	—%
Earnings (losses) from equity method investments	5,300	(70)	$5,370	7,671.4%
Share-based compensation	(569)	(538)	$31	5.8%
Deferred income taxes	(1,836)	666	$(2,502)	(375.7%)
Amortization of loan cost	(485)	(488)	$(3)	(0.6%)
Other	157	4	$153	3,825.0%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$61,844	$52,263	$9,581	18.3%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Fiscal Years Ended June 30, 2023 and 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the fiscal years ended June 30, 2023 and 2022 follows (in thousands):

Year Ended June 30,	2023	2022	Change
	$	$	$	%
Net income before provision for income taxes	$203,170	$166,417	$36,753	22.1%
Adjustments:
Acquisition costs	285	1,283	$(998)	(77.8%)
Amortization of acquired intangibles	10,343	25,668	$(15,325)	(59.7%)
Depreciation expense	2,182	1,632	$550	33.7%
Adjusted net income before provision for income taxes (non-GAAP)	$215,980	$195,000	$20,980	10.8%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the fiscal years ended June 30, 2023 and 2022 follows (in thousands):

Year Ended June 30,	2023	2022	Change
	$	$	$	%
Net income	$156,769	$133,079	$23,690	17.8%
Adjustments:
Interest income	(22,231)	(21,800)	$431	2.0%
Interest expense	31,528	21,992	$9,536	43.4%
Amortization of acquired intangibles	10,343	25,668	$(15,325)	(59.7%)
Depreciation expense	2,182	1,632	$550	33.7%
Income tax expense	46,401	33,338	$13,063	39.2%
	68,223	60,830	$7,393	12.2%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$224,992	$193,909	$31,083	16.0%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash used in operating activities	$(30,323)	$(89,166)	$(58,843)	(66.0%)
Changes in operating working capital	193,738	245,216	$(51,478)	(21.0%)
Interest expense	31,528	21,992	$9,536	43.4%
Interest income	(22,231)	(21,800)	$431	2.0%
Income tax expense	46,401	33,338	$13,063	39.2%
Dividends and distributions received from equity method investees	(978)	(1,678)	$(700)	(41.7%)
Earnings from equity method investments	12,576	6,907	$5,669	82.1%
Share-based compensation	(2,176)	(2,140)	$36	1.7%
Deferred income taxes	(1,585)	4,106	$(5,691)	(138.6%)
Amortization of loan cost	(2,113)	(2,651)	$(538)	(20.3%)
Other	155	(215)	$370	172.1%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$224,992	$193,909	$31,083	16.0%